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                                                                    EXHIBIT 23.3

Holditch - Reservoir Technologies Consulting Services
Division of Schlumberger Technology Corporation


Equitable Center                                [SCHLUMBERGER LOGO APPEARS HERE]
1515 Poydras Street, Suite 1320
New Orleans, LA 70112
Tel: 504-523-2117
Fax: 504-523-3547

September 15, 2000


ATP Oil & Gas Corporation
4600 Post Oak Place, Suite 230
Houston, TX 77027-9726

Re:    ATP Oil & Gas Corporation
       Form S-1 Registration Statement

Gentlemen:

We hereby consent to the incorporation by reference of our name into the Registration Statement Form S-1 of ATP Oil & Gas Corporation and Subsidiaries.

We hereby consent to the references to our firm under the heading "Experts" in the prospectus included in the Registration Statement.



Very truly yours,

HOLDITCH - RESERVOIR TECHNOLOGIES CONSULTING SERVICES

/s/ W. Denton Copeland
--------------------------------
W. Denton Copeland, P.E.
Operations Manager